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                                                                    Exhibit 10.3

            OPERATING AGREEMENT TERMINATION AGREEMENT dated as of August 27, 2004 between PENNSYLVANIA LINES LLC, a Delaware limited liability company (hereinafter called the OWNER) and Norfolk SOUTHERN RAILWAY COMPANY, a Virginia corporation (hereinafter called the OPERATOR).

      WHEREAS the parties hereto have entered into the Operating Agreement dated as of June 1, 1999, and certain amendments and supplements thereto (the Operating Agreement, together with all amendments and supplements thereto prior to the date hereof, being hereinafter called the OPERATING AGREEMENT); and

      WHEREAS the parties hereto wish to terminate the Operating Agreement.

      NOW THEREFORE, the parties hereto hereby agree as follows:

      1. Termination. The Operating Agreement is hereby terminated on and as of the date hereof.

      2. Reversion. All interests of the Operator in and to the property covered by the Operating Agreement revert to and are deemed the property of the Owner.

      3. Rent. The parties hereto shall adjust their accounts for rents paid in advance and payable in arrears under the Operating Agreement to give effect to the termination contemplated hereby. Rent for partial periods shall be determined using a 360-day year of twelve 30-day months.

      The Operator shall settle for any "Event of Loss" (as defined in the Operating Agreement) occurring prior to or on the date hereof in accordance with the terms of the Operating Agreement, whether or not such Event of Loss shall be known on the date hereof.

      The Settlement Account contemplated by Article VI of the Operating Agreement shall terminate on the date hereof, and the Operator shall be credited with any balance therein.

      4. Indemnities and other Obligations to Survive. The indemnity and other obligations set forth in the Operating Agreement survive the termination contemplated by this agreement, as to events and obligations occurring and claims arising prior to the date hereof.

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      5.    Counterparts. This agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, all of which together shall constitute a single agreement.

      6. Effectiveness. This agreement shall be effective on the date first above written.

      IN WITNESS WHEREOF, the parties hereto have each caused this agreement to be duly executed by their respective officers or representatives thereunto duly authorized:

                                    PENNSYLVANIA LINES LLC

                                    by:  /s/ William J. Romig
                                        ----------------------------------------
                                        Name:  William J. Romig
                                        Title: Vice President and Treasurer

                                    NORFOLK SOUTHERN RAILWAY COMPANY

                                    by:  /s/ William J. Romig
                                        ----------------------------------------
                                        Name:  William J. Romig
                                        Title: Vice President and Treasurer